Exhibit 99.1

CITI TRENDS ANNOUNCES FIRST QUARTER FISCAL 2024 RESULTS

Total year-over-year sales growth of 3.7% to $186.3 million

Comparable sales growth of 3.1%; Gross margin at 38.7%

Balance sheet continues to have ample liquidity and no debt

Company reiterates Fiscal 2024 EBITDA Outlook

SAVANNAH, GA (June 4, 2024) — Citi Trends, Inc. (NASDAQ: CTRN), a leading specialty value retailer of apparel, accessories and home trends for way less spend primarily for African American and multicultural families in the United States, today reported results for the first quarter ended May 4, 2024.

Financial Highlights – First Quarter 2024

•	Total sales of $186.3 million increased 3.7% vs. Q1 2023; comparable store sales, calculated on a shifted 13-week to 13-week basis, increased 3.1% compared to Q1 2023

•	Gross margin of 38.7% vs. 36.7% as reported and 37.0% as adjusted* in Q1 2023

•	Operating loss of $7.0 million, or $5.6 million as adjusted*, compared to an operating loss of $9.5 million or $7.9 million as adjusted* in Q1 2023

•	Adjusted EBITDA* loss of $0.8 million compared to an adjusted* loss of $3.2 million in Q1 2023

•	Net loss per share was ($0.42), or ($0.32) as adjusted*, compared to ($0.81), or ($0.66) as adjusted* in Q1 2023

•	Closed 3 stores and remodeled 20 stores to end the quarter with 599 locations; remodeled an additional 15 stores Q2 2024 to date, resulting in 21% of the fleet in CTx format

•	Cash of $58.2 million at quarter-end, with no debt and no borrowings under a $75 million credit facility

•	Exited Q1 2024 with an inventory increase of 4% vs. Q1 2023

Interim Chief Executive Officer Comments

Ken Seipel, Interim Chief Executive Officer, commented, “The board is encouraged with our first quarter performance in which we registered an improvement in topline trend, delivering a comparable sales increase of 3.1%. The quarter was further highlighted by gross margin expansion of 160 basis points compared to last year. The improvements in topline and gross margin were helped by our rebuild of inventories in targeted product categories. We also benefitted from our store teams’ delivering in-store experiences and bringing to life our Citi Trends’ value proposition for the entire family.”

Mr.Seipel continued, “Our balance sheet has ample liquidity and no debt because of our financial disciplines, which in turn allows us the flexibility to fund business opportunities with acceptable rates of returns. We are mindful of the challenging economic environment for the lower income consumer, however, we will execute the business initiatives within our control that will position us to achieve our EBITDA target for the year. We are focused on driving profitable sales, sharpening our product assortment decisions, streamlining costs, optimizing our supply chain, improving inventory returns and leveraging benefits from recent technology investments. I would like to thank our entire organization for their dedication to executing our initiatives and serving our customers every day.”

Mr. Seipel concluded, “As announced on May 31, 2024, David Makuen has stepped down from his role as CEO. On behalf of the Board of Directors and the entire Citi Trends Team, I would like to thank David for his hard work and leadership these past four years. David shaped and built our strong purpose driven Citi Trends culture while leading the company through some of the most challenging consumer environments in recent history. Our best wishes to David!”

Capital Return Program Update

In the first quarter of fiscal 2024, the Company did not repurchase any shares of its common stock. At the end of Q1 2024, $50.0 million remained available under the Company’s share repurchase program.

Fiscal 2024 Outlook

The Company’s updated fiscal 2024 outlook is as follows:

•	Expecting full year comparable store sales growth of low to mid-single digits, a range slightly below our previous outlook

•	Full year gross margin to expand by approximately 75 to 100 basis points, consistent with previous outlook

•	SG&A dollars expected to increase by approximately 1.5% to 2.5%, slightly better than previous outlook from streamlined costs in a variety of areas

•	Full year EBITDA* planned to be in the range of $4 million to $10 million, unchanged from previous outlook

•	The Company continues to plan to open up to 5 new stores, remodel approximately 40 stores and close 10 to 15 underperforming stores as part of its ongoing fleet optimization; expecting to end fiscal 2024 with approximately 595 stores

•	Full year capital expenditures are still expected to be approximately $20 million

Investor Conference Call and Webcast

Citi Trends will host a conference call today at 9:00 a.m. ET. The live broadcast of Citi Trends' conference call will be available online at the Company's website, cititrends.com, under the Investor Relations section, beginning today at 9:00 a.m. ET. The online replay will follow shortly after the call and will be available for replay for one year.

The live conference call can also be accessed by dialing (877) 407-0779. A replay of the conference call will be available until June 11, 2024, by dialing (844) 512-2921 and entering the passcode,13746167.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. The Company’s responses to questions, as well as other matters discussed during the call, may contain or constitute information that has not been disclosed previously.

*Non-GAAP Financial Measures

The historical non-GAAP financial measures discussed herein are reconciled to their corresponding GAAP measures at the end of this press release. The Company is unable to provide a full reconciliation of the forward-looking non-GAAP financial measure used in 2024 guidance without unreasonable effort because it is not possible to predict certain of its adjustment items with a reasonable degree of certainty. This information is dependent upon future events and may be outside of the Company’ control and its unavailability could have a significant impact on its financial results.

About Citi Trends

Citi Trends, Inc. is a leading specialty value retailer of apparel, accessories and home trends for way less spend primarily for African American and multicultural families in the United States. The Company operates 599 stores located in 33 states. For more information, visit cititrends.com or your local store.

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding the Company’s future financial results and position, business policy and plans, objectives and expectations of management for future operations and capital allocation expectations, are forward-looking statements that are subject to material risks and uncertainties. The words "believe," "may," "could," "plans," "estimate," “expects,” "continue," "anticipate," "intend," "expect," “upcoming,” “trend” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements, although not all forward-looking statements contain such language. Statements with respect to earnings, sales or new store guidance are forward-looking statements. Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarter-end financial and accounting procedures, are not guarantees of future performance or results, and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in our Annual Reports and Quarterly Reports on Forms 10-K and 10-Q, respectively, and any amendments thereto, filed with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to general economic conditions, including inflation, energy and fuel costs, unemployment levels, and any deterioration whether caused by acts of war, terrorism, political or social unrest (including any resulting store closures, damage or loss of inventory); or other factors; changes in market interest rates and market levels of wages; impacts of natural disasters such as hurricanes; uncertainty and economic impact of pandemics, epidemics or other public health emergencies such as the ongoing COVID-19 pandemic; transportation and distribution delays or interruptions; changes in freight rates; the Company’s ability to attract and retain workers; the Company’s ability to negotiate effectively the cost and purchase of merchandise inventory risks due to shifts in market demand; the Company’s ability to gauge fashion trends and changing consumer preferences; consumer confidence and changes in consumer spending patterns; competition within the industry; competition in our markets; the duration and extent of any economic stimulus programs; changes in product mix; interruptions in suppliers’ businesses; the impact of the cyber disruption we identified on January 14, 2023, including legal, reputational, financial and contractual risks resulting from the disruption, and other risks related to cybersecurity, data privacy and intellectual property; temporary changes in demand due to weather patterns; seasonality of the Company’s business; changes in market interest rates and market level wages; the results of pending or threatened litigation; delays associated with building, remodeling, opening and operating new stores; and delays associated with building, and opening or expanding new or existing distribution centers. Any forward-looking statements by the Company, with respect to guidance, the repurchase of shares pursuant to a share repurchase program, or otherwise, are intended to speak only as of the date such statements are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:

Tom Filandro

ICR, Inc.

CitiTrendsIR@icrinc.com

CITI TRENDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	First Quarter
	2024	2023	2022
Net sales	$186,289	$179,688	$208,215

Cost of sales (exclusive of depreciation shown separately below)	(114,254)	(113,659)	(127,011)
Selling, general and administrative expenses	(74,211)	(70,807)	(71,026)
Depreciation	(4,793)	(4,681)	(5,445)
Gain on sale-leaseback	-	-	34,920
(Loss) Income from operations	(6,969)	(9,460)	39,653
Interest income	849	1,023	-
Interest expense	(79)	(75)	(76)
(Loss) income before income taxes	(6,199)	(8,512)	39,577
Income tax benefit (expense)	2,773	1,876	(9,374)
Net (loss) income	$(3,426)	$(6,635)	$30,203

Basic net (loss) income per common share	$(0.42)	$(0.81)	$3.59
Diluted net (loss) income per common share	$(0.42)	$(0.81)	$3.59

Weighted average number of shares outstanding
Basic	8,253	8,182	8,407
Diluted	8,253	8,182	8,407

CITI TRENDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)

	May 4, 2024	April 29, 2023
Assets:
Cash and cash equivalents	$58,169	$88,707
Inventory	119,014	114,322
Prepaid and other current assets	17,815	16,054
Property and equipment, net	53,352	57,383
Operating lease right of use assets	226,918	252,435
Other noncurrent assets	8,834	5,530
Total assets	$484,102	$534,430

Liabilities and Stockholders' Equity:
Accounts payable	$72,269	$90,029
Accrued liabilities	24,437	23,473
Current operating lease liabilities	45,428	47,780
Other current liabilities	841	912
Noncurrent operating lease liabilities	184,463	209,594
Other noncurrent liabilities	1,831	2,680
Total liabilities	329,269	374,468

Total stockholders' equity	154,832	159,962
Total liabilities and stockholders' equity	$484,101	$534,430

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

(in thousands, except per share data)

The Company makes reference in this release to adjusted gross margin, adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA. The Company believes these supplemental measures reflect operating results that are more indicative of the Company's ongoing operating performance while improving comparability to prior and future periods, and as such, may provide investors with an enhanced understanding of the Company's past financial performance and prospects for the future. This information is not intended to be considered in isolation or as a substitute for net income or earnings per diluted share prepared in accordance with generally accepted accounting principles (GAAP).

	First Quarter
	May 4, 2024	April 29, 2023
Reconciliation of Adjusted Operating (Loss) Income
Operating loss	$(6,969)	$(9,460)
Cyber incident expenses	—	1,560
Other non-recurring expenses	1,380	—
Adjusted operating loss	$(5,589)	$(7,900)

	First Quarter
	May 4, 2024	April 29, 2023
Reconciliation of Adjusted Diluted EPS
Diluted loss per share	$(0.42)	$(0.81)
Cyber incident expenses	—	0.19
Other non-recurring expenses	0.17	—
Tax effect	(0.07)	(0.04)
Adjusted diluted loss per share	$(0.32)	$(0.66)

	First Quarter
	May 4, 2024	April 29, 2023
Reconciliation of Adjusted EBITDA
Net loss	$(3,426)	$(6,635)
Interest income	(849)	(1,023)
Interest expense	79	75
Income tax benefit	(2,773)	(1,876)
Depreciation	4,793	4,681
Cyber incident expenses	—	1,560
Other non-recurring expenses	1,380	—
Adjusted EBITDA	$(796)	$(3,218)

	First Quarter
	May 4, 2024	April 29, 2023
Reconciliation of Adjusted Gross Margin
Net sales	$186,289	$179,688
Cost of sales	(114,254)	(113,659)
Gross profit	$72,035	$66,029
Gross margin	38.7%	36.7%
Cyber incident expenses	$-	$513
Adjusted gross profit	$72,035	$66,542
Adjusted gross margin	38.7%	37.0%